UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CSR plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State of incorporation or organization)	(IRS Employer Identification No.)

Churchill House, Cambridge Business Park, Cowley Road,

Cambridge CB4 0WZ

United Kingdom

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-159615

Securities to be registered pursuant to Section 12(g) of the Act: Ordinary Shares, par value £0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the ordinary shares of CSR plc to be registered hereunder, including their tax consequences, is incorporated by reference to the sections entitled “Description of CSR Ordinary Shares,” “Comparison of Rights of SiRF Stockholders and CSR Shareholders” and “Material Tax Consequences” as set forth in CSR plc’s Registration Statement on Form F-4 (File No. 333-159615), filed with the Securities and Exchange Commission on May 29, 2009.

There are no limitations imposed by the laws of England and Wales or by CSR’s articles of association on the right of overseas (including U.S.) shareholders to hold, vote or transfer CSR ordinary shares. In addition, there are no limitations imposed by the laws of England and Wales or by CSR’s articles of association on the remittance of dividends, interest or any other payments to overseas (including U.S.) shareholders.

Item 2. Exhibits

1. Memorandum of Association of CSR plc (incorporated herein by reference to Exhibit 3.1(i) to the Registration Statement on Form F-4 filed by CSR plc, Registration No. 333-159615, the “Registration Statement”).

2. Articles of Association of CSR plc (incorporated herein by reference to Exhibit 3.2(ii) to the Registration Statement).

3. Form of share certificate of CSR ordinary shares (incorporated herein by reference to Exhibit 4.2 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CSR plc

Date: May 29, 2009	By:	/s/ WILL GARDINER
Will Gardiner Chief Financial Officer